Exhibit 99.1

BRP Group, Inc. Upsizes Senior Revolving Credit Facility to $225 Million, Improves Cost of Capital by 150 Basis Points
- Able to Utilize Accordion Feature to Increase Commitment to $300 Million -
TAMPA, Fla. - December 19, 2019 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced that its subsidiary Baldwin Risk Partners, LLC (“BRP LLC”) has amended and restated its senior revolving credit facility, effective immediately, and has increased its capacity to $225 million, up $100 million from its previous amount of $125 million. BRP LLC also has the ability, subject to approval, to utilize an accordion feature to increase the committed line under the credit facility by an additional $75 million to $300 million.
Under the amended and restated senior revolving credit facility, borrowings initially accrue interest on amounts drawn at LIBOR plus 200 basis points (“bps”), an improvement of 150 bps from the prior facility. Interest rates are based on the Company’s total net leverage ratio, but are capped at LIBOR plus 300 bps (125 bps lower than the previous cap).
“We are pleased to materially increase the capacity of our revolving credit facility while at the same time significantly reducing our cost of capital, which is a testament to our stewardship of our balance sheet and our consistent, prudent usage of debt capital,” said Kris Wiebeck, Chief Financial Officer of BRP Group. “We believe the completion of the amended facility positions us well to execute on additional Partnership opportunities in 2020, produce ongoing interest expense savings, and represents another small step in our long-term plan of becoming a Top Ten insurance broker within the next ten years.”
JPMorgan acted as sole bookrunner and lead arranger and will serve as administrative agent and lender under the revolving credit facility, while Wells Fargo, Bank of America, Cadence Bank and Wintrust Financial will serve as additional lenders.
“Our Partnership pipeline remains robust, bolstered by our recent entry into the public markets, and this upsized revolving credit facility positions us well as we head into 2020,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “While we plan to use cash on hand to fund the cash closing payments for the new Partnerships we announced earlier this week with Lanier Upshaw and Highland Risk, we maintain multiple signed letters of intent in our pipeline, and the revolver provides us with additional near-term capacity to fund future Partnerships.”

ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 400,000 clients across the United States and internationally, with over 40 offices in four states. For more information, please visit www.baldwinriskpartners.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations, including those about this amended and restated revolving credit facility. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s prospectus relating to its Registration Statement on Form S-1 (Registration Number 333-233908) filed with the SEC pursuant to Rule 424(b)(4) under the U.S. Securities Act of 1933, as amended, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov, including those factors relevant to BRP Group’s debt obligations and related restrictions, liquidity, Partnership pipeline and business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032
IR@baldwinriskpartners.com

PRESS
Rachel Carr, Marketing Director
Baldwin Risk Partners
(813) 418-5166 | Rachel.Carr@baldwinriskpartners.com

Randy Spencer, Communications Manager
Baldwin Risk Partners
(813) 421-1979 | Randy.Spencer@baldwinriskpartners.com